EXHIBIT 31.1

CERTIFICATION

I, L. George Klaus, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Epicor Software Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 28, 2011	/s/ L. George Klaus
L. George Klaus
Chairman, President and Chief Executive Officer
(Principal Executive Officer)